UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2014

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Agreement.

On March 11, 2014, MarkWest Energy Partners, L.P. (the “Partnership”), MarkWest Energy Operating Company, L.L.C. (the “Operating Company”) and M&R MWE Liberty, LLC (the “Selling Unitholder”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC (the “sales agents”). Pursuant to the Equity Distribution Agreement, the Partnership may sell from time to time through the sales agents common units representing limited partner interests (the “Common Units”) having an aggregate offering price of up to $1,200,000,000 (the “Primary Offering”).  In addition, the Selling Unitholder may sell from time to time through the sales agents up to 4,031,075 Common Units (the “Secondary Offering” and, together with the Primary Offering, the “Common Unit Offering”).  Such sales under the Secondary Offering will be made concurrently with the sales of the Primary Offering.  The Selling Unitholder has granted the Partnership a stock power (the “Stock Power”) relating to all of the Selling Unitholder’s outstanding Common Units, and the Partnership expects that the Selling Unitholder will grant the Partnership an additional stock power relating to the 3,990,878 Common Units that will be issued to the Selling Unitholder on July 1, 2014 upon conversion of 3,990,878 Class B Units into Common Units.  Pursuant to this Stock Power, up to 10% (and up to 20% after July 1, 2014) of the Common Units disposed of in any Common Unit Offering will be sold on behalf of the Selling Unitholder, and the remaining Common Units disposed of in any such sale will be sold on behalf of the Partnership.  The Common Units to be sold in the Primary Offering are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-194013).  The Common Units to be sold in the Secondary Offering are registered under the Securities Act pursuant to a registration statement on Form S-3 (File No. 333-186011).  Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Partnership and the sales agents.  Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Under the terms of the Equity Distribution Agreement, the Partnership, on behalf of itself and the Selling Unitholder, may also sell Common Units from time to time to the sales agents as principal for their own account at a price to be agreed upon at the time of sale. Any sale of Common Units to the sales agents as principal would be pursuant to the terms of a separate terms agreement between the Partnership, on behalf of itself and the Selling Unitholder, and the sales agents.

The foregoing description is a brief summary of the Equity Distribution Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Equity Distribution Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1

Equity Distribution Agreement dated as of March 11, 2014, among MarkWest Energy Partners, L.P., MarkWest Energy Operating Company, L.L.C., M&R MWE Liberty, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins.
8.1	Opinion of Vinson & Elkins, relating to tax matters.
23.1	Consent of Vinson & Elkins (included in Exhibit 5.1).
23.2	Consent of Vinson & Elkins (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: March 11, 2014	By:	/s/ Nancy K. Buese
Nancy K. Buese
Executive Vice President and Chief Financial Officer